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                                  Exhibit 23


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation of our report included in this Form 11-K, into the Company's previously filed Registration Statement File Nos. 2-81030, 33-52599, 33-60619, 33-60625, 333-
26595 and 33-60629.



/s/ ARTHUR ANDERSEN LLP


Portland, Oregon
  June 25, 1997